UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Definitive Material Agreement

On July 26, 2005, Xcyte Therapies, Inc. (“Xcyte”) entered into a Severance Agreement and Release (the “Severance Agreement”) with Mark Frohlich, Xcyte’s former Medical Director and Vice President. Pursuant to the Severance Agreement, Mr. Frohlich will receive a lump sum payment of $55,966, less applicable withholding, which amount is equivalent to three months of his base salary, and Xcyte will pay approximately $3,328 for the cost of Mr. Frohlich’s COBRA benefits through October 31, 2005. Additionally, Xcyte will make the final payment of approximately $3,650 on the home loan that Xcyte previously provided to Mr. Frohlich. Mr. Frohlich has agreed to release Xcyte from any claims arising from or related to his employment relationship with Xcyte.

On July 26, 2005, Xcyte entered into a Retention and Separation Agreement (the “Retention Agreement”) with Kathi Cordova, Xcyte’s Senior Vice President of Finance and Treasurer. Pursuant to the Retention Agreement, as an employment retention incentive and in addition to her base salary, Xcyte will pay Ms. Cordova the equivalent of two weeks of her base salary, less applicable withholding, for each month following July 1, 2005 through the earliest to occur of the following events: the involuntary termination without cause of Ms. Cordova’s employment with Xcyte, the completion of a merger, acquisition, or change of control of Xcyte or the dissolution or liquidation of Xcyte. Ms. Cordova will not be entitled to receive such retention incentive payment unless she remains employed by Xcyte through the earliest to occur of the above stated events. Additionally, upon any involuntary termination without cause of Ms. Cordova’s employment with Xcyte, Xcyte will (a) pay Ms. Cordova a lump sum payment equivalent to four weeks of her base salary, plus an additional three weeks of her base salary for every year that Ms. Cordova has been employed by Xcyte and (b) reimburse Ms. Cordova for costs of COBRA benefits during the three month period following commencement of such COBRA benefits, in each case, less applicable withholding.

Item 8.01	Other Events.

On November 1, 2004, Xcyte filed with the Secretary of State of the State of Delaware a Certificate of the Powers, Designations, Preferences and Rights of the 6% Convertible Exchangeable Preferred Stock of Xcyte Therapies, Inc. (the “Certificate of Designations”). On July 29, 2005, Xcyte filed with the Secretary of State of the State of Delaware a Certificate of Correction to the Certificate of Designations, which corrected an error that had been contained in the Certificate of Designations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Kathi L. Cordova
Kathi L. Cordova Duly Authorized Officer of Registrant Senior Vice President of Finance and Treasurer

Date: August 1, 2005

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